Exhibit 99.1

FOR IMMEDIATE RELEASE

OI European Group B.V. Launches Private Offering of $310 Million of Senior Notes

PERRYSBURG, Ohio / SCHIEDAM, the Netherlands (December 5, 2017) — Owens-Illinois Group, Inc. (the “Company”) announced that OI European Group B.V. (“OI Europe”), an indirect wholly owned subsidiary of the Company, intends to offer, subject to market and other conditions, $310 million aggregate principal amount of its senior notes due 2023 in a private offering to eligible purchasers under Rule 144A and Regulation S of the U.S. Securities Act of 1933, as amended (the “Securities Act”). OI Europe’s obligations under the senior notes will be guaranteed on a joint and several basis by the Company and certain U.S. domestic subsidiaries of the Company that are guarantors under the Company’s credit agreement.

The Company expects to use the net proceeds from the private offering, together with cash from the Company’s balance sheet, to repay all amounts outstanding under the Company’s Euro-denominated term loan A facility under the credit agreement.

The senior notes and the guarantees have not been registered under the Securities Act, or applicable state securities laws, and will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. Unless so registered, the senior notes and the guarantees may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Prospective purchasers that are qualified institutional buyers are hereby notified that the seller of the senior notes may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

The information contained in this news release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes or the guarantees, nor shall there be any sale of the senior notes and the guarantees in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This announcement contains inside information by the Company and OI Europe under Regulation (EU) 596/2014 (16 April 2014).

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Forward-Looking Statements

The information contained in this news release contains “forward-looking statements,” as defined by federal securities laws. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the Company’s ability to realize expected growth opportunities, cost savings and synergies from its acquisition of the food and beverage glass containers business of Vitro, S.A.B. de C.V. and its subsidiaries as conducted in the United States, Mexico and Bolivia, (2) foreign currency fluctuations relative to the U.S. dollar, (3) changes in capital availability or cost, including interest rate fluctuations and the ability of the Company to refinance debt at favorable terms, (4) the general political, economic and competitive conditions in markets and countries where the Company has operations, including uncertainties related to economic and social conditions, disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in tax rates and laws, (5) the Company’s ability to generate sufficient future cash flows to ensure the Company’s goodwill is not impaired, (6) consumer preferences for alternative forms of packaging, (7) cost and availability of raw materials, labor, energy and transportation, (8) the Company’s ability to manage its cost structure, including its success in implementing restructuring plans and achieving cost savings, (9) consolidation among competitors and customers, (10) the Company’s ability to acquire businesses and expand plants, integrate operations of acquired businesses and achieve expected synergies, (11) unanticipated expenditures with respect to environmental, safety and health laws, (12) the Company’s ability to further develop its sales, marketing and product development capabilities, (13) the Company’s ability to prevent and detect cybersecurity threats against its information technology systems, (14) changes in U.S. trade policies, (15) the Company’s ability to achieve its strategic plan, and (16) the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequently filed Quarterly Reports on Form 10-Q. It is not possible to foresee or identify all such factors. Any forward-looking statements in this news release are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. The Company’s forward-looking statements speak only as of the date made. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in this news release.

SOURCE: Owens-Illinois Group, Inc.

For further information, please contact:

Sasha Sekpeh

O-I Investor Relations

(567) 336-5128

alexandra.sekpeh@o-i.com